Exhibit 99.2

Investor Update – July 23, 2009

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty.  In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance.  Please see the cautionary statement under “Forward-Looking Information.”

Please see our press release dated today for actual financial and statistical information for the second quarter of 2009.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

Forecast Information
	Forecast Q3 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	6,000	(5)%	22,800	(6)%

Cost per ASM excluding fuel and special items (cents)*	7.8 – 7.9	9% – 11%	8.1	8%

Fuel gallons (000,000)	79	(9)%	300	(10)%
Economic fuel cost per gallon**	$2.19	(37)%	**	**
* For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results. Special items for the year include the pilot contract transition costs recorded in the second quarter of 2009.
** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	July	August	September
Point Change Y-O-Y	+4.5 pts*	+1.0 pts*	-0.5 pts

* The trends in advanced bookings have significantly improved as the date of travel approaches.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

Forecast Information (Horizon CPA)
	Forecast Q3 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	365	(3)%	1,350	(3)%
Cost per ASM (cents)*	19.5	(11)%	19.5	(9)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	July	August	September
Point Change Y-O-Y	+0.5 pts*	-2.5 pts*	-3.0 pts*

* The trends in advanced bookings have improved as the date of travel approaches.  Purchased capacity advance booked load factors have been negatively impacted by the replacement of 37-seat Q200 aircraft with larger Q400 aircraft.

HORIZON AIR

Forecast Information
	Forecast Q3 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	850	(10)%	3,300	(9)%

Cost per ASM excluding fuel and CRJ-700 fleet transition charges (cents)*	14.4 – 14.5	6% – 7%	15.3 – 15.4	5% – 6%

Cost per ASM excluding fuel and all fleet transition charges (cents)*	14.4 – 14.5	6% – 7%	15.0 – 15.1	5% – 6%

Fuel gallons (in millions)	16	(8)%	61	(9)%
Economic fuel cost per gallon**	$2.25	(35)%	**	**
* For Horizon, our forecast of cost per ASM excluding fuel is based on forward-looking estimates, which may differ significantly from actual results.
** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.

Changes in Advance Booked Load Factors – Brand Flying Only (percentage of ASMs that are sold)

	July	August	September
Point Change Y-O-Y	+3.5 pts*	-1.5 pts*	-3.0 pts

* The trends in advanced bookings have significantly improved as the date of travel approaches.

AIR GROUP

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Third Quarter 2009	50%	$76
Fourth Quarter 2009	50%	$76
Remainder of 2009	50%	$76

First Quarter 2010	47%	$68
Second Quarter 2010	48%	$68
Third Quarter 2010	41%	$71
Fourth Quarter 2010	29%	$77
Full Year 2010	41%	$70

First Quarter 2011	27%	$86
Second Quarter 2011	20%	$76
Third Quarter 2011	17%	$79
Fourth Quarter 2011	10%	$78
Full Year 2011	18%	$81

First Quarter 2012	5%	$87
Full Year 2012	1%	$87

*All of our 2010 and 2011 positions and virtually all of our remaining 2009 positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 47% and 17% of our third and fourth quarter 2009 jet fuel purchases, respectively, at an average price of 22 cents per gallon.  The July 21, 2009 closing spot rate for the LA Jet fuel refining margin was 27 cents per gallon.

Cash and Share Count
(in millions)	June 30, 2009	December 31, 2008
Cash and marketable securities	$1,122	$1,077
Common shares outstanding	35.741	36.275

As previously disclosed, on June 11, 2009 Alaska Air Group’s Board of Directors authorized a $50 million share repurchase program.  Through July 21, 2009, we had purchased 1,293,178 shares totaling $23.1 million.

Capital Expenditures

Total expected gross capital expenditures for 2009 are as follows (in millions):

	Total 2009 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$290	$75	$365
Horizon	75	5	80
Air Group	$365	$80	$445

*Amounts exclude any proceeds from the sale of assets.

AIR GROUP – (continued)

Firm Aircraft Commitments

The tables below reflect the current delivery schedules for firm aircraft.

	Remainder of 2009	2010	2011	2012	2013	Beyond 2013	Total
Alaska (B737-800)	--	7	-	2	2	4	15
Horizon (Q400)	3	-	-	4	4	-	11
Totals	3	7	-	6	6	4	26

In addition to the firm orders noted above, Alaska has options to acquire 40 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Alaska	Seats	Dec. 31, 2007	Dec. 31, 2008	June 30, 2009	Q3	Q4	Dec. 31, 2009 [2]	2010 Changes	Dec. 31, 2010 [2]
737-400F [1]	---	1	1	1	---	---	1	---	1
737-400C [1]	72	5	5	5	---	---	5	---	5
737-400	144	34	31	28	---	---	28	(5)	23
737-700	124	20	20	19	(1)	(3)	15	(2)	13
737-800	157	29	41	51	---	---	51	7	58
737-900	172	12	12	12	---	---	12	---	12
MD-80	140	14	---	---	---	---	---	---	---
Totals		115	110	116	(1)	(3)	112	---	112
		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Horizon	Seats	Dec. 31, 2007	Dec. 31, 2008	June 30, 2009	Q3	Q4	Dec. 31, 2009	2010 Changes	Dec. 31, 2010
Q200	37	16	6	---	---	---	---	---	---
Q400	74-76	33	35	37	---	3	40	---	40
CRJ-700 [3]	70	21	18	18	---	(3)	15	---	15
Totals		70	59	55	---	---	55	---	55

1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts at December 31, 2009 and 2010 for Alaska are subject to change as we continue to refine the capacity reduction and aircraft utilization plan, and attempt to market four of our B737-700 aircraft.
3 The planned CRJ fleet activity is subject to change as we finalize the fleet transition plan and is dependent on our ability to remarket the CRJ aircraft.  If we are unable to dispose of the CRJ aircraft to coincide with the delivery of the Q400 aircraft, we may remove the CRJ aircraft from service and place them in temporary storage until a suitable disposal alternative is arranged.